CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports dated May 25, 2016, with respect to the financial statements of Wells Fargo Intrinsic Small Cap Value Fund, Wells Fargo Small Cap Opportunities Fund, Wells Fargo Small Cap Value Fund, Wells Fargo Special Small Cap Value Fund, and Wells Fargo Traditional Small Cap Growth Fund (formerly known as Wells Fargo Intrinsic Small Cap Value Fund, Wells Fargo   Small Cap Opportunities Fund, Wells Fargo   Small Cap Value Fund, Wells Fargo   Special Small Cap Value Fund, and Wells Fargo Traditional Small Cap Growth Fund, respectively), five of the funds comprising the Wells Fargo Funds Trust, as of March 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 26, 2016